EXHIBIT 2.3
                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                         HSSI OF GEORGIA, INC. ("BUYER")

                                       AND

                          TRI-THERAPY, INC. ("SELLER")

                                      DATED
                                FEBRUARY 15, 1995

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TAB NO.                            DESCRIPTION
-------                            -----------

 1. Asset Purchase Agreement dated February 15, 1995 between HSSI of Georgia, Inc., a Georgia corporation (the "Company") and Tri-Therapy, Inc., a Georgia corporation (the "Seller").

                                    SCHEDULES
                                    ---------
         Schedule 2.1(a)

                  1.       Schedule of Fixed Assets
                  2.       Schedule of Intangible Assets
                  3.       Employee Lists
                  4.       Locations and Telephone Numbers

         Schedule 2.1(c)       Description of trademarks, trade names and labels

         Schedule 2.1(d)

                  1.       Licenses
                  2.       Contracts
                  3.       Schedule of Suppliers
                  4.       Customer Lists

         Schedule 2.2          Amount due by Seller to All Care Professional
                                 Services

         Schedule 2.3          List of Assumed Liabilities

         Schedule 2.4          Names and addresses of Employees

         Schedule 5.11         Material Contracts.

         Schedule 5.11(a)      Material Contracts not
                                 valid, binding, enforceable, subsisting or in full force and effect.

         Schedule 5.12(a)      Insurance Policies

         Schedule 5.12(b)

                  1.       Past and Current Liability Insurance Policies
                  2.       List of all Currently Unsettled or Uncompromised
                             Claims

         Schedule 5.13         Employment Arrangements

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         Schedule 5.14         Schedule of Real Property Interests

         Schedule 5.15         Schedule of Leases for Real and Personal Property

         Schedule 5.16         Liabilities

         Schedule 5.20         List of Conflicts of Interest

         Schedule 5.22         Adverse Effect

         Schedule 11.2         Outstanding Staffing Lease Obligations

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                                    EXHIBITS
                                    --------

           Exhibit A       -         Staffing Agreement dated August 3, 1994, as
                                    modified on October 20, 1994

           Exhibit B       -        Form of Employment Agreement with Billie
                                    Bradford

           Exhibit C       -        Form of Promissory Note securing the
                                    Staffing Obligations

           Exhibit D       -        Form of Security Agreement Securing the
                                    Staffing Obligations

           Exhibit E       -        Form of Promissory Note Securing the Payment
                                    of the Purchase Price

           Exhibit F       -        Form of Security Agreement securing the
                                    Payment of the Purchase Price

 2. Employment Agreement between the Company and Billie Bradford dated February 15, 1995.

 3. Promissory Note with the Seller as Maker and the Company as Holder, securing the Staffing Obligations in the amount of $188,641.31.

 4. Security Agreement securing the STAFFING OBLIGATIONS with the Seller as Debtor and the Company as the Secured Party.

 5. Copy of UCC-1 Financing Statements filed in Walker County, Georgia and State of Georgia, securing the obligations set forth in the Security Agreement Securing the Staffing Obligations (Accounts Receivable and all proceeds thereto).

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 6.        Promissory Note Securing the Payment of the Purchase Price with the
           Company as Maker and the Seller as Holder in the amount of $420,650.00.

 7. Security Agreement securing the PAYMENT OF THE PURCHASE PRICE with the Company as Debtor and the Seller and the Secured Party.

 8. Copy of UCC-1 Financing Statements filed in Walker County, Georgia and State of Georgia securing the obligations set forth in the Security Agreement securing the Payment of the Purchase Price.

 9. Good standing certificate of the Seller from the Secretary of State of the State of Georgia.

10. A certified copy of Resolution of the Board of Directors of the Seller authorizing the execution and delivery of the Agreement, and the transfer of the Assets.

11. A copy of the Unanimous Written Consent of the Board of Directors of Hospital Staffing Services, Inc., authorizing the execution and delivery of the Agreement and the purchase of the Assets.

12. A copy of Unanimous Written Consent of the Sole Director of HSSI of Georgia, Inc, authorizing the execution and delivery of the Agreement and the purchase of the Assets.

13. Tri-Therapy, Inc. Officer's Certificate including certification of the Seller that all of the representations and warranties made by the Seller are true and correct on the Closing Date and Incumbency Certificate.

14. General Conveyance Bill of Sale and Assignment for Tri-Therapy to HSSI of Georgia, Inc. dated February 15, 1995.

15.        Compliance certificate of the Seller.

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                                TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----
SECTION 1 - RECITALS
      1.1         Recitals..................................................2

SECTION 2 -PURCHASE AND SALE OF ASSETS
      2.1         Purchase and Sale.........................................2
      2.2         Accounts Receivable, Automobile and Real Property.........2
      2.3         Assumed Liabilities.......................................2
      2.4         Employment of Seller's Employees..........................3
      2.5         Employment Agreement with Billie Bradford.................3

SECTION 3 - PURCHASE PRICE
      3.1         Determination of Purchase Price...........................3
      3.2         Payment of Purchase Price.................................3
      3.3         Security in the Payment of the Purchase Price.............3
      3.4         No Brokers................................................4
      3.5         Purchase Price Allocation.................................4

SECTION 4 - CLOSING
      4.1         Closing...................................................5
      4.2         Further Acts and Assurances...............................5

SECTION 5 - REPRESENTATIONS AND WARRANTIES OF THE SELLER
      5.1         Organization, Power and Qualification.....................5
      5.2         Corporate Action..........................................5
      5.3         Capitalization............................................6
      5.4         Financial Statements, Books and Records...................6
      5.5         No Material Adverse Changes...............................6
      5.6         Taxes.....................................................6
      5.7         Compliance with Laws......................................7
      5.8         Compliance with Other Instruments.........................7
      5.9         No Breach.................................................7
      5.10        Litigation................................................8
      5.11        Agreements................................................8
      5.12        Insurance Policies........................................8
      5.13        Employment Matters........................................8
      5.14        Real Property.............................................9
      5.15        Leases....................................................9
      5.16        Liabilities...............................................9
      5.17        Banks.....................................................9
      5.18        Operations of the Company................................10
      5.19        Potential Conflicts of Interest..........................10
      5.20        Changes in Business Relationship.........................11
      5.21        Full Disclosures.........................................11
      5.22        No Adverse Effect........................................11

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      5.23        Representations and Warrants on Closing Date.............11

SECTION 6 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
      6.1         Organization and Standing of the Company.................11
      6.2         Authority................................................11

SECTION 7 - CONFIDENTIALITY
      7.1         Confidentiality of the Company's Books, Records
                  and Other Information....................................12
      7.2         Confidentiality of the Seller's Books, Records and
                  Other Information........................................12

SECTION 8 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
                   COMPANY TO CLOSE
      8.1         Representations and Warranties True......................12
      8.2         No Obstructive Proceedings...............................12
      8.3         Certificates, Documents, Financial Statements and
                  Due Diligence Inspection Satisfactory....................12
      8.4         Performance of the Seller................................13
      8.5         Governmental Permits and Approvals.......................13
      8.6         Third Party Consents.....................................13
      8.7         Satisfactory Due Diligence Review........................13
      8.8         Tax Returns..............................................13
      8.9         Litigation...............................................13
      8.10        Accounts Payable.........................................13
      8.11        Staffing Lease Obligations...............................14
      8.12        Other Obligations .......................................14
      8.13        No Restraining Order.....................................14
      8.14        Compliance Certificate...................................14
      8.15        Dissenters' Rights.......................................14

SECTION 9 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
                     SELLER TO CLOSE
      9.1         Representations and Warranties True......................14
      9.2         No Obstructive Proceeding................................14
      9.3         Performance by the Company...............................15

SECTION 10 - CERTAIN ACTIVITIES AT CLOSING
      10.1        Delivery by the Seller...................................15
      10.2        Delivery by the Company..................................16

SECTION 11 - SELLER'S OBLIGATION TO THE COMPANY
      11.1        Obligations of the Seller to the Company.................17
      11.2        Staffing Obligations.....................................18
      11.3        Obligations Due by Seller to All Care Professional
                  Services.................................................18
      11.4        Remaining Accounts Receivables...........................18

SECTION 12 - INDEMNIFICATION

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      12.1        Obligation of the Seller to Indemnify....................18
      12.2        Obligation of the Company to Indemnify...................18
      12.3        Claims by Third Parties..................................19
      12.4        Opportunity to Defend....................................19

SECTION 13 - MISCELLANEOUS
      13.1        Publicity................................................19
      13.2        Further Assurances.......................................19
      13.3        Severability.............................................20
      13.4        Notices..................................................20
      13.5        Entire Agreement.........................................20
      13.6        Law Governing............................................21
      13.7        Section Headings.........................................21
      13.8        Waiver...................................................21
      13.9        Survival of Representations and Warranties...............21
      13.10       Schedules................................................21
      13.11       Assignment...............................................21
      13.12       Binding on Successors and Assigns........................21
      13.13       Amendments...............................................21
      13.14       Time of Essence..........................................22
      13.15       Counterparts.............................................22
      13.16       Reproduction of Documents................................22
      13.17       Access to Records after Closing..........................22
      13.18       Specific Performance and Injunctive Relief...............22
      13.19       Construction.............................................22

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                                    SCHEDULES

LIST OF SCHEDULES

Schedule 2.1(a)

                  1.       Schedule of Fixed Assets
                  2.       Schedule of Intangible Assets
                  3.       Employee Lists
                  4.       Locations and Telephone Numbers


Schedule 2.1(c)            Description of trademarks, trade names and labels

Schedule 2.1(d)

                  1.       Licenses
                  2.       Contracts
                  3.       Schedule of Suppliers
                  4.       Customer Lists

Schedule 2.2               Amount due by Seller to All Care Professional
                           Services

Schedule 2.3               List of Assumed Liabilities

Schedule 2.4               Names and addresses of Employees

Schedule 5.11              Material Contracts.

Schedule 5.11(a) Material Contracts not valid, binding, enforceable, subsisting or in full force and effect.

Schedule 5.12(a)           Insurance Policies

Schedule 5.12(b)

                  1.       Past and Current Liability Insurance Policies
                  2.       List of all Currently Unsettled or Uncompromised
                           Claims

Schedule 5.13              Employment Arrangements

Schedule 5.14              Schedule of Real Property Interests

Schedule 5.15              Schedule of Leases for Real and Personal Property

Schedule 5.16              Liabilities

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Schedule 5.19              List of Conflicts of Interest

Schedule 5.22              Adverse Effect

Schedule 11.2              Outstanding Staffing Lease Obligations

LIST OF EXHIBITS

Exhibit A         -        Staffing Agreement dated August 3, 1994, as modified
                           on October 20, 1994

Exhibit B         -        Form of Employment Agreement with Billie Bradford

Exhibit C         -        Form of Promissory Note securing the Staffing
                           Obligations

Exhibit D         -        Form of Security Agreement Securing the Staffing
                           Obligations

Exhibit E         -        Form of Promissory Note Securing the Payment of the
                           Purchase Price

Exhibit F         -        Form of Security Agreement securing the Payment of
                           the Purchase Price

                            ASSETS PURCHASE AGREEMENT

         THIS ASSETS PURCHASE AGREEMENT (the "Agreement") is dated this
15th day of February, 1995 (the "Effective Date") between HSSI of Georgia, Inc., a Georgia corporation (the "Company") and Tri-Therapy, Inc., a Georgia corporation (the "Seller").

                               W I T N E S S E T H

         WHEREAS, the Seller is engaged in the business of providing occupational, speech, and physical therapy services to both proprietary and Medicare patients (the "Business"); and

         WHEREAS, Seller desires to sell and the Company desires to purchase the "Assets" of the Seller, as set forth more fully in Section 2 of this Agreement, upon the terms and conditions set forth in this Agreement, and the Company desires to acquire such Assets upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the Hospital Staffing Services, Inc. ("HSSI"), the parent of the Company and the Seller have entered into a staffing agreement dated August 3, 1994, as modified on October 20, 1994 (the "Staffing Agreement"), a copy of which is attached hereto as Exhibit A and incorporated herein, and pursuant to which HSSI is currently providing employee personnel to the Seller; and

         WHEREAS, in connection with the Staffing Agreement, the Seller has incurred certain obligations (the "Staffing Obligations"), which, as of the Effective Date, are outstanding; and

         WHEREAS, the Company agrees that after the date of "Closing," as defined in Section 4.1 of this Agreement, the Company shall employ the Seller's employees; and

         WHEREAS, the Company agrees to assume certain liabilities of the Seller, upon the terms and conditions set forth in this Agreement; and

         NOW, THEREFORE, in consideration of the recitals hereinbefore stated and the mutual representations, warranties, covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Company and Seller do hereby represent, warrant, covenant and agree as follows:

                                    SECTION 1
                                    RECITALS

         1.1. RECITALS. The above recitals are true, correct and are herein incorporated by reference.

                                    SECTION 2
                           PURCHASE AND SALE OF ASSETS

         2.1. PURCHASE AND SALE. Upon the terms and conditions set forth in this Agreement, Seller agrees to sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Company, and the Company agrees to purchase, at the "Closing," as defined in Section 4.1, the following "Assets" (the "Assets"), free and clear of any debts, mortgages, security interests, other liens or encumbrances ("Liens"):

                  (a) Except as set forth in Section 2.2, all the assets, property, and business of Seller, of every kind, character, and description, whether tangible, intangible, personal, or mixed, contingent or otherwise, and wherever located, which are related to Business, as set forth more fully and particularly described in Schedule 2.1(a) attached hereto and made a part hereof;

                  (b) The goodwill of the Business and the exclusive right to use the name "Tri-Therapy."

                  (c) The exclusive right to all Seller's trademarks, trade names and labels which are used and owned in connection with the Business, as is more fully and particularly described in Schedule 2.1(c) attached hereto and made a part hereof;

                  (d) All licenses, contracts, lists of suppliers and lists of customers which are related to the Business, as is more fully and particularly described in Schedule 2.1(d) attached hereto and made a part hereof;

         2.2. AUTOMOBILES, REAL PROPERTY AND ACCOUNTS RECEIVABLE. The (i) automobiles owned by the Seller, (ii) real property owned by the Seller and
(iii) after deducting (a) all amounts due pursuant to the Staffing Agreement and
(b) all amounts due to All-Care Professional Services, as set forth on Schedule
2.2 and (c) except as otherwise set forth in Section 11 of this Agreement, the accounts receivables as of the date of Closing (the "Retained Assets") shall be retained by the Seller.

         2.3. ASSUMED LIABILITIES. From and after the Closing, the Company shall assume only those obligations, contracts or other liabilities of Seller specifically set forth on Schedule 2.3, on the terms set forth on Schedule 2.3 and no others and whether or not such liabilities are reflected on the books and records of the Seller on the Closing Date including, without limitation (a) any provider agreements or provider numbers of the Seller; (b) any liability with respect to any life, health, accident or other employee welfare benefit plan or any pension , profit sharing, stock bonus, deferred compensation, retirement or bonus plan; (c) any pending litigation or other legal proceedings, arbitrations, mediations, or investigations relating to the Seller; (d) except as pursuant to the Staffing Agreement, with respect to accrued but unpaid wages, salaries, bonuses or overtime, sick, vacation, severance or holiday pay or other employee benefits.

         2.4. EMPLOYMENT OF THE SELLER'S EMPLOYEES. The Company agrees to employ the Seller's employees as of the Closing Date, which employees' names and addresses are set forth on Schedule 2.4; provided, however, continued employment of the Seller's employees subsequent to the Closing Date shall be in the sole discretion of the Company.

         2.5. EMPLOYMENT AGREEMENT WITH BILLIE BRADFORD. The Company agrees to employ Billie Bradford for a period of two (2) years commencing on the Closing Date, pursuant to the terms and conditions set forth in a definitive employment agreement, the form of which is attached hereto as Exhibit B, which employment agreement may be renewed upon mutual agreement of the parties thereto.

                                    SECTION 3
                                 PURCHASE PRICE

         3.1. DETERMINATION OF PURCHASE PRICE. The total purchase price (the "Purchase Price") for the Assets shall be Four Hundred Ninety Five Thousand, Six Hundred Fifty Dollars ($495,650).

         3.2. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

                  (a) Subject to the provisions set forth in Section 11, the sum of Seventy-Five Thousand Dollars ($75,000) (the "Initial Payment"), payable at Closing.

                  (b) Subject to the provisions set forth in Section 11 of this Agreement, the sum of Four Hundred, Twenty Thousand, Six Hundred Fifty Dollars ($420,650) payable in five (5) equal annual payments of Eighty-Four Thousand, One Hundred Thirty Dollars ($84,130), commencing on the first anniversary of the Closing Date.

                  (c) The provisions of Section 3.1 and 3.2 of this Agreement notwithstanding, the Purchase Price amount shall be adjusted by such amount of liabilities not assumed by the Company, but to be paid by the Company on behalf of the Seller which may include, without limitation, accrued but unpaid wages, salaries, bonuses, overtime, sick, vacation, severance or holiday pay or other employee benefits.

         3.3. SECURITY IN THE PAYMENT OF THE PURCHASE PRICE. The payment of the Purchase Price by the Company shall be evidenced by a Promissory Note securing the payment of the Purchase Price, the form of which is attached hereto as Exhibit C, and secured by the Assets which shall be the sole remedy available to the Seller in the event of non-payment by the Company of its Obligations to the Seller. In order to perfect the Assets in favor of the Seller until such time as the total Purchase Price has been paid by the Company, the Company shall execute
(i) a security agreement securing the payment of the Purchase Price, the form of which is attached hereto as Exhibit D; (ii) all necessary UCC-1 financing statements that the Seller may request; and (iii) such other additional documents as may be reasonably requested by Seller.

         3.4. NO BROKERS. Each of the parties represents and warrants to the other that it has not engaged nor is obligated to any broker or finder in connection with the transactions proposed herein and each party shall hold harmless and indemnify the other from any such claim made through such party.

         3.5. PURCHASE PRICE ALLOCATION. The purchase price shall be allocated among all the assets being sold by Seller in a manner set forth on Schedule 3.6 of this Agreement, including, to the extent it is applicable:

                  (a)      Equipment, Furniture and Fixtures
                  (b)      Intangible Assets

Each party warrants and covenants to the other that it shall report the purchase price allocation as mutually agreed upon by the parties on all state and/or federal tax returns and filings and not take any position with any governmental authority that varies or is inconsistent of such position and shall indemnify and hold each other harmless for any damage the other may sustain by reason of not reporting the above allocation on any state or federal return or filing. The above indemnity and hold harmless provision includes the indemnifying party compensating the non-indemnifying party for all of its expenses in connection with an audit resulting from a failure to report the Purchase Price Allocation set forth above, including but not limited to attorney fees, certified public accountant fees and costs. Further, each party agrees to execute such Internal Revenue Service Form 8594 regarding the allocation of the purchase price and to provide the other written notice of any notification or correspondence from any state or federal taxing authority that concerns the purchase price allocation or the reporting thereof. Each party shall have the right to participate in the defense of any audit or claim by a state or federal taxing authority. This covenant shall survive closing for a period of five (5) years.

                                    SECTION 4
                                     CLOSING

         4.1. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the "Closing Date" contemplated by this
Section 4, at the location contemplated by Subsection 4.1(b), unless another place, date or time is fixed by mutual agreement of the parties.

                  (a) The Closing Date will be on February 15, 1995, or such later date as the parties may mutually determine.

                  (b) At the choice of the Company, the Closing shall be consummated either (i) via the delivery of closing documentation, via facsimile with originals following within two (2) business days via overnight express, or
(ii) at the offices of Tri-Therapy, Inc., 787 Chickamauga Avenue, Rossville, Georgia 30741; or (iii) or such other place as is mutually agreed upon by the parties.

         4.2. FURTHER ACTS AND ASSURANCES. The Seller shall, at any time and from time to time, at and after the Closing, upon request of the Company, take any and all reasonable steps necessary to place the Company in possession and operating control of the Assets to be transferred hereunder and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required for the transfer to the Company or to its successors or assigns, or for reducing to possession, any or all of the Assets.

                                    SECTION 5
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Company (which representations and warranties shall survive the Closing), with the full understanding that the Company is relying thereon, the following:

         5.1. ORGANIZATION, POWER AND QUALIFICATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has full power to own, lease, and operate its properties and assets and to carry on its business in the State of Georgia, to enter into this Agreement and to irrevocably consummate the transactions contemplated hereby. A copy of the Seller's Articles of Incorporation and ByLaws and all amendments thereto and the minute books which will be provided to the Company prior to Closing, are true, accurate and complete as of the date of Closing.

         5.2. CORPORATE ACTION. All corporate action necessary on the part of the Seller to authorize the execution and delivery to the Company of this Agreement and the performance or satisfaction of the obligations of the Seller in connection with the transactions contemplated by this Agreement has been or will have been duly taken prior to the Closing. This Agreement constitutes the valid and binding obligations of the Seller and are enforceable in accordance with its terms.

         5.3. CAPITALIZATION. All of the outstanding shares of capital stock of the Seller have been duly issued in accordance with all applicable laws, rules and regulations, are fully paid and non-assessable and are owned by the stockholders of the Seller. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating the Seller to issue, sell or transfer any stock or other securities of the Seller except as otherwise described pursuant to his Agreement.

         5.4. FINANCIAL STATEMENTS, BOOKS AND RECORDS. The Seller will provide to the Company, prior to Closing, copies of profit and loss statements for the months of November 1994, December 1994 and January 1995, together with related notes thereto, if applicable, each of which is in accordance with the books of account and records of the Seller, is complete and correct in all material respects and presents fairly the Seller's financial condition as of the date indicated.

         5.5. NO MATERIAL ADVERSE CHANGES. As of the date of its balance sheet for the period ending January 31, 1995 (hereinafter referred to as the "Current Balance Sheet"), there has not been:

                  (a) any material adverse change in the assets, operations, conditions (financial or otherwise) or prospective business of the Seller;

                  (b) any damage, destruction or loss materially affecting the assets, prospective business, operations or conditions (financial or otherwise) of the Seller, whether or not covered by insurance;

                  (c) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the Seller's capital stock;

                  (d) any sale of an asset (other than in the ordinary course of business or otherwise approved by the Company) or mortgage or pledge by the Seller of any properties or assets; or

                  (e) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         5.6. TAXES. Except as such taxes relate to any payroll taxes paid by the Company pursuant to the Staffing Agreement, the Seller has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including without limitation, income taxes, estimated taxes, excise taxes, payroll taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the Effective Date for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provisions for the payment thereof.

         5.7. COMPLIANCE WITH LAWS. The Seller and all business conducted by it has complied with all federal, state, county, local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, including without limitation, those relating to environmental protection, hazardous waste, occupational safety and health and equal employment practices, which, if not complied with, would materially and adversely affect the business of the Seller. No notice, citation, summons or order has been assessed and, to the knowledge of the Seller, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged violation by the Seller of any such laws, statutes, rules, regulations or orders.

         5.8. COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of or be in conflict with any term of any contract or other instru ment to which the Seller is a party or of any judgment, statute, rule or regulation applicable to the Seller, or result in the creation of any Lien, charge or encumbrance on any of its properties or assets, or result in the acceleration of any obligation of the Seller under any deed of trust, mortgage, lease, or similar instrument to which it is a party.

         5.9. NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) violate any provision of the Articles of Incorporation or Bylaws of the Seller;

                  (b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Seller is a party or to which it or any of its assets or properties may be bound or subject;

                  (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Seller, or upon the properties or business; or

                  (d) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

         5.10. LITIGATION. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Seller. There is no action, suit or claim or legal, administrative or arbitral proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving the Seller or any of their respective properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding. There is no action, suit or claim or legal, administrative or arbitral proceeding pending or threatened that would give rise to any right of indemnification on the part of any director of either the Seller or their respective heirs, executors or administrators of such directors or officers.

         5.11. AGREEMENTS. Schedule 5.11 sets forth any material contract or arrangement to which the Seller is a party or by or to which it or its assets, properties or business are bound or subject, whether oral or written. All of the agreements set forth in Schedule 5.11 (except as otherwise set forth on Schedule 5.11(a)) are valid, binding, enforceable, subsisting agreements, in full force and effect. The Seller is not in default under any of them (nor is any other party to any of such agreements, nor does any condition exist which with notice or lapse of time or both would constitute thereunder). The Seller is not a party to, nor are the Assets subject to or bound by or affected by, any provision of any order of any court or other agency of government or any indenture, agreement or other instrument or commitment which adversely effects the operations of the Seller.

         5.12. INSURANCE POLICIES. Schedule 5.12(a) attached hereto is a complete and correct list and summary description of all insurance policies held by the Seller and in force and effect at the date hereof including, but not limited to, key-man insurance, worker's compensation and employer liability, automobile insurance, malpractice insurance, product liability and title insurance. True and complete copies of all insurance policies listed in Schedule 5.12(a) have been delivered to the Company. Such policies are sufficient and comply with all requirements of law and of all material contracts to which the Seller is a party. Schedule 5.12(b) contains a description of the past and current liability insurance of the Seller. Schedule 5.12(b) contains a description of all claims against the Seller that are currently unsettled or uncompromised (whether in litigation or not).

         5.13. EMPLOYMENT MATTERS. Except as otherwise set forth in the Staffing Agreement, the Seller is not a party to any employment agreement or agreement to lend to, or guarantee any loan to an employee or agreement relating to a bonus, severance pay or similar plan, agreement, arrangement or understanding, except as reflected on Schedule 5.13. The Seller has incurred no liability, or taken or failed to take, any action which will result in any liability in respect of any failure to comply with the Fair Labor Standards Act or any other applicable laws dealing with minimum wages or maximum hours for any employees, and all payments due from the Seller on account of its employee health and welfare insurance, holiday and vacation pay and similar benefits have been paid. The Seller is not a party to any collective bargaining agreement governing its employees. There is no pending or threatened election for union representation of the Seller's employees.

         5.14. REAL PROPERTY. Schedule 5.14 attached hereto is a correct and complete list and brief description of all interests in real property or buildings or improvements thereon (other than a leasehold interest and improvements relating thereto) owned by the Seller, as referenced on Schedule 5.14, whether situated within or without the State of Georgia, including any options to acquire real property.

         5.15. LEASES. Schedule 5.15 attached hereto is a correct and complete list and brief description of all leases or agreements under which the Seller is lessee of or holds, or operates any property, real or personal, owned by any third party. Each of such leases and agreements is in full force and effect and constitutes a legal, valid, and binding obligation of the respective parties thereto enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to the enforcement of creditors' rights generally and to the availability of equitable remedies which are subject to the discretion of the court before which any proceeding therefor may be brought. True and complete copies of all such leases and agreements have been delivered to the Company.

         5.16. LIABILITIES. As of the date of Closing and except as set forth on
Schedule 5.16, the Seller did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit brought (all of the foregoing collectively the "Liabilities"), which were not fully, fairly and adequately reflected in the Financial Statements. As of the Closing Date, the Seller will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements or on Schedule 5.16. There is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business, except as set forth on Schedule 5.16.

         5.17. BANKS. The Seller has delivered to the Company a complete and correct list of each bank in which it has an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto. The Seller shall assist the Company in reestablishing these bank accounts on behalf of the Business and the Company at and as of the Closing Date.

         5.18. OPERATIONS OF THE COMPANY. From January 31, 1995, through the date hereof the Seller has not:

                  (a)      incurred any indebtedness for borrowed money;

                  (b) declared or paid any dividends or declared or made any distributions of any kind to its stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

                  (c) made any loans or advances to any of its stockholders, officers, directors, employees, consultants, agents or other representatives or made any other loans or advances otherwise than in the ordinary course of business;

                  (d) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents, or other representatives;

                  (e) except in the ordinary course of business, incurred or assumed any indebtedness or liability whether or not currently due and payable;

                  (f) alter the Articles of Incorporation or Bylaws of the Seller;


                  (g) terminated or failed to renew, or received any threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreements; or

                  (h) except in the ordinary course of business, entered into any contract, agreement or transaction.

         5.19.    POTENTIAL CONFLICTS OF INTEREST.  Except as set forth on
Schedule 5.19, the Seller, its stockholders and no family member of a stockholder ("family member" defined as spouse, child, parent or sibling):

                  (a) owns, directly or indirectly, any interest in (except not more than one percent (1%) stock holdings for investment purposes in securities of publicly-held and traded companies) or is an officer, director, employee or consultant of any person who is a competitor, lessor, lessee, customer or supplier of the Company;

                  (b) owns, directly or indirectly, in whole or in part, any copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license, or secret or confidential information the Seller is using or the use of which is material to its business;

                  (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business; or

                  (d) has made any payment to or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other person of which any stockholder or a family member is a stockholder, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly-held and traded companies).

         5.20. CHANGES IN BUSINESS RELATIONSHIP. The Seller is not aware of any material changes or threatened changes in its business or client relationships, including any discontinuance of contractual relationships.

         5.21. FULL DISCLOSURES. No representation or warranty of the Seller in this Agreement, and no statement contained in any Schedule, certificate, or other document furnished or to be furnished by the Seller to the Company pursuant hereto or in connection with the transactions contemplated hereby contains or at the Closing will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make it not misleading or necessary to provide the Company with full information as to the Seller and its affairs.

         5.22. NO ADVERSE EFFECT. Except as set forth on Schedule 5.22, there is known to the Seller no event or condition of any kind or character pertaining to the business or the Assets that may adversely and materially affect such business or the Seller.

         5.23. REPRESENTATIONS AND WARRANTS ON CLOSING DATE. The representations and warranties contained in this Section 5 shall be true and complete on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                                    SECTION 6
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Seller, the following:

         6.1. ORGANIZATION AND STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.

         6.2. AUTHORITY. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                                    SECTION 7
                                 CONFIDENTIALITY

         7.1. CONFIDENTIALITY OF THE COMPANY'S BOOKS, RECORDS AND OTHER INFORMATION. The Seller agrees to maintain in confidence all information and materials obtained as a result of any investigations and exchange of information and documents. If this acquisition is not consummated for any reason, all documentation will be returned to the respective parties.

         7.2. CONFIDENTIALITY OF THE SELLER'S BOOKS, RECORDS AND OTHER INFORMATION. The Company agrees to maintain in confidence all information and materials obtained as a result of any investigations and exchange of information and documents. If this acquisition is not consummated for any reason, all documentation will be returned to the respective parties.

                                    SECTION 8
                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                             OF THE COMPANY TO CLOSE

         The obligations of the Company to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Closing of each and every one of the following conditions, any of which the Company may in its sole discretion waive.

         8.1. REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of the Seller contained in Section 5 of this Agreement shall be true as of the Closing Date. The Seller shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.2. NO OBSTRUCTIVE PROCEEDINGS. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against the Seller which seeks to or would render it unlawful as of the Closing to effect the asset sale in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Furthermore, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         8.3. CERTIFICATES, DOCUMENTS, FINANCIAL STATEMENTS AND DUE DILIGENCE INSPECTION SATISFACTORY. All certificates, financial statements and documents delivered by the Seller to the Company pursuant to this Agreement shall be satisfactory in form and substance to the Company and its counsel acting reasonably and in good faith. The Company shall be satisfied, as determined in its sole discretion, that its due diligence inspection of the Seller has revealed no reason why the Company should not consummate the transactions contemplated by this Agreement.

         8.4. PERFORMANCE OF THE SELLER. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.5. GOVERNMENTAL PERMITS AND APPROVALS. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

         8.6. THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts or other agreements with the Seller which may be required in connection with the performance by the Seller of its obligations under such contracts or other agreements after the Closing shall have been obtained.

         8.7. SATISFACTORY DUE DILIGENCE REVIEW. The Company shall have satisfied itself in its sole discretion, after receipt and consideration of the Seller's complete history of the accounts receivable, including the accounts receivable trial balance, bad debt experience, analysis of days' sales outstanding and any and all other documents as the Company, its representatives or lenders may reasonably request, which documents shall be prepared and provided at Seller's expense the Schedules and after the Company and its representatives, including without limitation, the Company has completed the review of the Business of the Seller contemplated by this Agreement, that none of the information revealed thereby has resulted in, or in the opinion of the Company may result in, an adverse change in the assets, properties, business, operations or condition (financial or otherwise) of the Seller.

         8.8. TAX RETURNS. Prior to Closing, the Seller shall have provided to the Company copies of all federal and state tax returns for the preceding two
(2) fiscal years.

         8.9. LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of the Company, a materially-adverse effect on the assets, properties, business, operations or conditions (financial or otherwise) of the Seller.

         8.10. ACCOUNTS PAYABLE. All outstanding accounts payable obligations of the Seller shall have been satisfied prior to Closing.

         8.11. STAFFING LEASE OBLIGATIONS. Except as permitted by Section 11, as of the date of Closing, all obligations due and owing to the Company by Seller, including without limitation with regard to the Staffing Agreement, shall be satisfied.

         8.12. OTHER OBLIGATIONS. All other Obligations of the Seller, including without limitation, payroll and related taxes and all payments including sick days and accrued vacation to any employees of the Seller and all obligations to independent contractors, shall be satisfied on or prior to Closing.

         8.13. NO RESTRAINING ORDER. There shall not have been any action or proceeding instituted or threatened before any court or governmental agency to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the opinion of the Company would make it inadvisable to consummate such transaction.

         8.14. COMPLIANCE CERTIFICATE. The Company shall have received a certificate signed by the President or a Vice President and the Secretary of the Seller dated as of the Closing and satisfactory in form and substance to the Company certifying to the fulfillment of the conditions specified in this
Section 8.

         8.15. DISSENTERS' RIGHTS. None of the Seller's stockholders shall have exercised his or her dissenters' rights pursuant to applicable state law.

                                    SECTION 9
                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                             OF THE SELLER TO CLOSE

         The obligations of the Seller to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Closing of each and every one of the following conditions, any of which the Seller may, in its reasonable discretion, waive.

         9.1. REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties made by the Company contained in Section 6 of this Agreement shall be true as of the Closing Date. The Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

         9.2. NO OBSTRUCTIVE PROCEEDING. No action or proceeding shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against the Company which seeks to or would render it unlawful as of the Closing to affect the asset sale in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         9.3. PERFORMANCE BY THE COMPANY. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them either prior to or at the Closing.

                                   SECTION 10
                          CERTAIN ACTIVITIES AT CLOSING

         10.1. DELIVERY BY THE SELLER. In addition to the documents and activities mentioned above at the Closing, the Seller shall deliver to the Company, at the Seller's expense:

                  (a) the Assets and, simultaneously with such delivery, will take such steps as may be requisite to put the Company in actual possession and operating control of such Assets;

                  (b) a good standing certificate for the Seller from the Secretary of State of the State of Georgia dated within five (5) days of the Closing Date;

                  (c) a certified copy of resolution of the Board of Directors of the Seller authorizing, INTER ALIA, the execution and delivery of the Agreement, and the transfer of the Assets;

                  (d) an officer's certificate and certification of the Seller that all of the representations and warranties made by the Seller are true and correct on the Closing Date;

                  (e) a certificate, dated the Closing Date, executed by the Seller, stating that from the date hereof to the Closing: (i) no event shall have occurred or have been threatened which has or could have a material and adverse effect upon the Assets; (ii) there has been no change in the authority of the Seller to fully consummate this transaction; (iii) the representations and warranties of the Seller contained in Section 5 of this Agreement were and are true in all material respects at the date of this Agreement and on the Closing Date and that the Seller has performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by the Seller prior to or at the Closing; and (iv) the conditions set forth in Section 8 have been satisfied or waived.

                  (f) a duly-executed General Conveyance Bill of Sale and Assignment, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form satisfactory to the Company and its counsel, as are necessary or desirable in the opinion of the Company or its counsel to effect the sale, conveyance, assignment, transfer and delivery to the Company of the Assets (the "Bill of Sale");

                  (g)      compliance certificate of the Seller described in
Section 8.14;

                  (h) all consents or other appropriate documents, properly executed by all necessary third parties (or receipt by the Company of evidence or assurances satisfactory to the Company that it will be able to obtain all such documents) as may be necessary as a result of the transfer of the Assets in order that the Company may operate the Business;

                  (i) all other previously-undelivered documents required to be delivered by the Seller to the Company at or prior to the Closing by the terms and provisions of this Agreement; and

                  (j) a Promissory Note evidencing the outstanding Staffing Obligations as of the date of Closing, but after payment of the Initial Payment, the form of which is attached as Exhibit C;

                  (k) a Security Agreement securing the remaining Staffing Obligations, the form of which is attached as Exhibit D; and

                  (l) any other document reasonably requested by counsel for the Company prior to Closing as necessary for the consummation of the transactions contemplated by this Agreement.

         10.2. DELIVERY BY THE COMPANY. In addition to the documents and activities mentioned above, at the Closing the Company shall deliver to the
Seller:

                  (a)      the Initial Payment, as set forth more fully in
Section 3 of the Agreement;

                  (b) a Promissory Note evidencing the remaining Payment Price as of the Closing, but after payment of the Initial Payment, the form of which is attached as Exhibit E;

                  (c) a Security Agreement securing the remaining Purchase Price, the form of which is attached Exhibit F; and

                  (e) all other previously undelivered documents required to be delivered by the Company to the Seller at or prior to the Closing by the terms and provisions of this Agreement.

                                   SECTION 11
                       SELLER'S OBLIGATIONS TO THE COMPANY

         11.1. OBLIGATIONS OF THE SELLER TO THE COMPANY. Pursuant to the Staffing Agreement, the Company is performing certain services to the Seller in consideration for certain compensation. To the extent that at the Closing, there are any outstanding amounts due to the Company by the Seller pursuant to the Staffing Agreement (the "Staffing Obligation"), the parties agree as follows:

                  (a) To the extent that the Staffing Obligation is less than Seventy-Five Thousand Dollars ($75,000), the Company shall pay the difference between the Initial

Payment of Seventy-Five Thousand Dollars ($75,000) (the "Initial Payment") and the Staffing Obligation to the Seller at Closing.

                  (b) To the extent that the Staffing Obligations exceed Seventy Five Thousand Dollars ($75,000), the first Seventy-Five Thousand Dollars ($75,000) of the Staffing Obligations shall be used to satisfy the Initial Payment and the proceeds from the Retained Assets, as set forth in Section 2.2 of this Agreement, shall be used to satisfy the remaining outstanding Staffing Obligations above in the following manner:

                           (i)   As of the date of Closing, the Company
         shall collect the Retained Assets for the benefit of the Seller, which funds shall be placed in a segregated account held by the Company;

                           (ii) On a weekly basis, the Retained Assets shall be released to the Company until such time as the Staffing Obligations have been satisfied; provided that prior to distribution of the Retained Assets, the parties have received written accountings of the amount of collected Retained Assets for that period;

                           (iii) The outstanding Staffing Obligations shall be evidenced by a Promissory Note, the form of which is attached hereto as Exhibit D. The Company shall have a security interest in the Retained Assets until such time as the Staffing Obligations have been satisfied. In order to perfect the security interest in the Retained Assets in favor of the Company until such time as the total Staffing Obligations have been satisfied, the Seller shall execute: (i) a security agreement, the form of which is attached hereto as Exhibit H; (ii) all necessary UCC-1 financing statements that the Company may request; and
         (iii) such other additional documents as may be reasonably requested by the Company.

                           (v) In order to further secure the payments of the Staffing Obligations and in addition to the provisions set forth in
         Section 12 below, the liens held by the Company on the "Property", as defined in the Staffing Agreement shall remain in full force and effect until such time as all Staffing Obligations are satisfied by the Seller to the Company. The Seller shall execute such other additional documents as may be reasonably requested by the Company in order to evidence the Company's security interest in the Property.


                  11.2 STAFFING OBLIGATIONS. The total Staffing Obligations, as of the Closing Date, shall be set forth on Schedule 11.2 of this Agreement.

                  11.3 OBLIGATIONS DUE BY SELLER TO ALL CARE PROFESSIONAL SERVICES.

         The total amount of obligations due by the Seller to All-Care Professional Services, as set forth more fully on Schedule 2.2 of this Agreement shall be satisfied after all Staffing Obligations shall have been satisfied.

                  11.4 REMAINING ACCOUNTS RECEIVABLES. After deducting all obligations due by the Seller (i) to the Company pursuant to the Staffing Agreement; and (ii) All-Care Professional Services, all remaining Accounts Receivable be retained by the Seller.

                                   SECTION 12
                                 INDEMNIFICATION

         12.1.    OBLIGATION OF THE SELLER TO INDEMNIFY.

                  (a) Subject to the limitations on the survival of representations and warranties contained in Section 13.9, the Seller and its officers, directors, employees hereby agree to indemnify, defend and hold harmless the Company, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

                  (b) In order to secure the obligation of the Seller to indemnify the Company, and in addition to the provisions set forth in Section 11 above, the liens held by the Company on the "Property", as defined in the Staffing Agreement shall remain in full force and effect during the term set forth in Section 13.9 of this Agreement. The Seller shall execute such other additional documents as may be reasonably requested by the Company in order to evidence the Company's security interest in the Property.

         12.2. OBLIGATION OF THE COMPANY TO INDEMNIFY. Subject to the limitations on the survival of representations and warranties contained in
Section 13.9, the Company hereby agrees to indemnify, defend and hold harmless the Seller from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         12.3. CLAIMS BY THIRD PARTIES. Promptly after receipt by either party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the other party or parties (the "Indemnitor"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the loss that has been or may be suffered by the Indemnitee.

         12.4. OPPORTUNITY TO DEFEND. Indemnitor may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnitor elects to compromise or defend such Asserted Liability, it shall do so, and the Indemnitee shall cooperate, in the compromise of, or defense against, such Asserted Liability. The Indemnitee may participate at its own expense in the defense of such Asserted Liability. If Indemnitor elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, contests its obligations to indemnify under this Agreement, or at any time fails to pursue in good faith the resolution of any Asserted Liability, in the opinion of Indemnitee, then Indemnitee may, upon ten (10) days' notice to

Indemnitor, pay, compromise or defend any such Asserted Liability. If the Indemnitor chooses to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense.

                                   SECTION 13
                                  MISCELLANEOUS

         13.1. PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party to this Agreement at any time from the signing hereof without advance approval in writing in the form and substance by the Company.

         13.2. FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are conditions precedent to the Closing.

         13.3. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including thereon any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

         13.4. NOTICES. All notices, demands and other communications hereunder shall be in writing and shall only be deemed to have been duly given if delivered in person or mailed by certified mail, postage prepaid:

         (i)      If to the Company:

                  HSSI of Georgia, Inc.
                  6245 N. Federal Highway, Suite 500
                  Fort Lauderdale, FL  33487
                  Attention: Jay Gershberg

                  With a copy to:

                  Atlas, Pearlman, Trop & Borkson, P.A.
                  200 East Las Olas Boulevard, Suite 1900
                  Fort Lauderdale, Florida 33301
                  Attention: Charles B. Pearlman, Esq.

         (ii)     If to the Seller:

                  Tri-Therapy, Inc.
                  787 Chickamauga Avenue
                  Rossville, GA  30741
                  Attention: Billie Bradford

                  With a copy to:

                  ----------
                  ----------
                  Attention:  ___________________

or to such other address as the Seller or the Company may designate by notice to the other.

         13.5. ENTIRE AGREEMENT. This Agreement and the Schedules and documents delivered pursuant hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby.

         13.6. LAW GOVERNING. This Agreement shall be deemed to have been entered into under the laws of the State of Florida, and the rights and obligations of the parties hereunder shall be governed and determined according to the laws of said state without giving any effect to conflict of laws. Venue shall be Broward County, Florida.

         13.7. SECTION HEADINGS. The section headings are for reference only and shall not limit or control the meaning of any provisions of this Agreement.

         13.8. WAIVER. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement, except as otherwise provided herein.

         13.9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, agreements, covenants, and obligations herein made by or in any certificates or financial statements delivered by any of the parties hereunder are material, shall be deemed to have been relied upon by each of the other parties, shall survive the Closing for a period of five (5) years thereafter and shall not merge in the performance of any obligation by any party hereto.

         13.10. SCHEDULES. All Schedules and documents referred to in, or attached to, this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representation to which they are explicitly referenced or to wherever else they otherwise may apply.

         13.11. ASSIGNMENT. No party hereto shall assign this Agreement without first obtaining the written consent of the other party, except the Company shall have the right to assign this Agreement to an affiliated company.

         13.12. BINDING ON SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and bind the respective successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

         13.13. AMENDMENTS. This Agreement may be amended, but only in writing, signed by the parties hereto.

         13.14. TIME OF ESSENCE. Time is of the essence in the performance of this Agreement.

         13.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

         13.16. REPRODUCTION OF DOCUMENTS. The Seller agrees and stipulates that any such reproduction of this Agreement, any Schedule or other documents related to this Agreement or the transactions contemplated hereby shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Company in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         13.17. ACCESS TO RECORDS AFTER CLOSING. The Seller will cause its counsel and certified public accountants to afford to the representatives of the Company, including their counsel and accountants, reasonable access to, and copies of, any records not transferred to the Company, including, but not limited to, all audit and reimbursement work papers. The Company will afford to the representatives of the Seller reasonable access to, and copies of, records transferred to the Seller at the Closing during normal business hours after the Closing. Copies furnished to the party gaining such access shall be furnished at the cost of the recipient.

         13.18. SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF. Notwithstanding the indemnity provisions of this Agreement, the parties recognize that in some instances damages may not afford an adequate or proper remedy, and therefore agree in the event it is determined by either party that such an instance exists, such violations of this Agreement shall be the proper subject matter for a suit for specific performance and/or injunctive relief.

         13.19. CONSTRUCTION. This Agreement shall be construed with the fair meaning of each of its terms and not against the party drafting the Agreement.

THE UNDERSIGNED HAS READ THIS AGREEMENT, UNDERSTANDS EACH AND EVERY ONE OF THE TERMS AND CONDITIONS SET FORTH HEREIN, HAS HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT LEGAL COUNSEL OF THEIR OWN CHOICE AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT AND ALL EXHIBITS AND SCHEDULES THERETO.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the day and year first above written.

                                  THE COMPANY:

ATTEST:                           HSSI OF GEORGIA, INC., A GEORGIA
                                  CORPORATION

By: /s/ KATHRYN DEBORD        By: /s/ JAY GERSHBERG
   ---------------------        ----------------------------
                              Name: Jay Gershberg
                              Its: President

                                  THE SELLER:

ATTEST:                           TRI-THERAPY, INC., A GEORGIA CORPORATION

By: /s/ EDWARD WARREN         By: /s/ BILLIE BRADFORD
   ---------------------         ---------------------------
                              Name  Billie Bradford
                              Its:  President

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 15th day of February, 1995 (the "Effective Date"), between HSSI of Georgia, Inc., a Florida corporation, whose principal place of business is located at 6245 N. Federal Highway, Suite 400, Fort Lauderdale, FL 33308 or its assigns (the "Company"), and Billie Bradford (the "Employee").

         WHEREAS, the Company is engaged in the business of providing occupational, speech, and physical therapy services to proprietary and Medicare patients and to institutions (the "Business"); and

         WHEREAS, the Company has established a valuable reputation and goodwill in its Business, with expertise in all aspects of the Business; and

         WHEREAS, the Employee is desirous of being employed by the Company, and the Company has agreed to hire the Employee upon certain terms and conditions, one of which is the execution of this Agreement by Employee; and

         WHEREAS, the Employee, by virtue of the Employee's employment by the Company shall become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Company's Business, including the Company's client base;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Employee do hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

         2. AUTHORITY AND POWER DURING EMPLOYMENT PERIOD. The duties of the Employee shall be subject to the direction of the Company as set forth more fully on Schedule A hereto. The Employee shall devote full attention and render exclusive, full-time services to the Company and shall be employed solely by the Company according to the terms of this Agreement.

         3. TERM. Subject to Section 15 of this Agreement, the term of employment hereunder will commence on the Effective Date and shall continue for a period of two (2) years thereafter, which may be renewed for an additional one
(1) year periods, unless terminated by the Company upon at least sixty (60) days written notice by the Company, prior to the termination of this Agreement, in the sole discretion of the Company.

         4.      COMPENSATION AND BENEFITS.

                  A. SALARY. For all services rendered by the Employee pursuant to the terms of this Agreement and in consideration of the execution of this Agreement by the

Employee, the Company shall pay the Employee a weekly salary of Nine Hundred Sixty-One and 50/100 Dollars ($961.50), payable bi-weekly.

                  B. EMPLOYEE BENEFITS. The Employee shall be entitled to receive such employee benefits as are currently provided to employees in a like position with the Company.

                  C. AUTOMOBILE ALLOWANCE. The Company shall provide the Employee with an automobile allowance of $400 per month, plus $.07 a mile for approved business mileage.

         5. COVENANT NOT TO COMPETE. The Employee acknowledges and recognizes the highly competitive nature of the Company's Business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of continued employment and compensation by the Company, the Employee agrees to the following:

                  A. That during the Restricted Period (as defined herein) and within the Restricted Area (as defined herein), the Employee will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined) other than on behalf of the Company and as agreed by the Company and the Employee, whether as an officer, director, proprietor, employer, partner, independent contractor, investor, stockholder (other than as a holder of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise. Except that during the term of Employee's employment with the Company, the foregoing limitations as to Restricted Area shall not be applicable.

                  B. That during the Restricted Period and within the Restricted Area (as defined herein), the Employee will not, indirectly or directly, compete with the Company by soliciting, inducing or influencing any of the Company's Clients which have a business relationship with the Company at any time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company. Except that during the term of Consultant's employment with the Company, the foregoing limitations as to Restricted Area shall not be applicable.

                  C. That during the Restricted Period and within the Restricted Area, the Employee will not (a) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (b) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Employee or the Competitive Business employs or seeks to employ such person) employed by the Company.

                  D. That during the Restricted Period, the Employee will not interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any Company's client, employee, agent, vendor, supplier or customer.

         6.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  A. The Employee acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, services, business records and plans, inventions, product design information, price structure, discounts, costs, computer programs and listings, source code and/or subject code, copyright, trademark, proprietary information, formulae, protocols, forms, procedures, training methods, development, technical information, marketing activities and procedures, method for operating of the Company's Business, credit and financial data concerning the Company and the Company's Clients and Client Lists, which Client Lists shall not only mean one or more of the names and addresses of the clients of the Company but it shall also encompass any and all information whatsoever regarding them, including their needs, and marketing and advertising practices and plans and information which is embodied in written or otherwise recorded form, but it shall also include information which is mental, not physical (collectively, the "Confidential Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Employee hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Employee agrees that all Confidential Information, heretofore or in the future obtained by the Employee as a result of the Employee's association with the Company shall be considered confidential.

                  B. Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which:

                           i. At the time of disclosure, is in the public domain as evidenced by printed publications;

                           ii. After the disclosure, enters the public domain by way of printed publication through no fault of the Employee or those in privity with it;

                           iii. Employee can show by written documentation was in its possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or

                           iv. Employee can show by written documentation was acquired, after disclosure, from a third party who did not receive it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential.

                  C. The Employee acknowledges that, as between the Company and the Employee, the Confidential Information and any and all rights and privileges provided under the trademark, copyright, trade secret and other laws of the United States, the individual states thereof, and jurisdictions foreign thereto, and the goodwill associated therewith, are and at all times will be the property of the Company.

                  D.       Employee agrees that it shall:

                           i. Hold in confidence and not disclose or make available to any third party any such Confidential Information unless so authorized in writing by the Company;

                           ii. Exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information;

                           iii. Not use, directly or indirectly, the Confidential Information in any respect of its business, except as necessary to evaluate the information;

                           iv. Restrict the disclosure or availability of the Confidential Information to those of Employee's employees who have read and understand this Agreement and who have a need to know the information in order to achieve the purposes of this Agreement;

                           v.       Not copy or modify any Confidential
         Information without prior written consent of the Company.

                           vi. Take such other protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information; and

                           vii. Relinquish and require all of its employees to relinquish all rights it and its employees may have in any matter, such as drawings, documents, models, samples, photographs, patterns, templates, molds, tools or prototypes, which may contain, embody or make use of the Confidential Information; promptly deliver to the Company any such matter as the Company may direct at any time; and not retain any copies or other reproductions thereof.

                  E.       Employee further agrees:

                           i. That it shall promptly disclose in writing to the Company all ideas, inventions, improvements and discoveries which may be conceived, made or acquired by Employee or its employees as the direct or indirect result of the disclosure by the Company of the Confidential Information to Employee;

                           ii.      That all such ideas, inventions,
         improvements and discoveries conceived, made or acquired by Employee, alone or with the assistance of others, relating to the Confidential Information, shall be the property of the Company and shall be treated as Confidential Information in accordance with the provisions hereof and that Employee shall not acquire any intellectual property rights under this Agreement except the limited right to use set forth in this Agreement.

                           iii. That Employee and its employees shall assist in the preparation and execution of all applications, assignments and other documents which the Company may deem necessary to obtain patents, copyrights and the like in the United States and in jurisdictions foreign thereto, and to otherwise protect the Company.

                  F. Upon written request of the Company, Employee shall return to the Company all written materials containing the Confidential Information. Employee shall also deliver to the Company written statements signed by the Employee certifying all materials have been returned within five
(5) days of receipt of the request.

         7. COMPANY'S CLIENTS. The "Company's Clients" shall be deemed to be any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed Business Activities.

         8. RESTRICTIVE PERIOD. The "Restrictive Period" shall be deemed to be during the Employee's employment with the Company and for a period of twelve (12) months following termination of the Employee's employ, regardless of the reason for termination.

         9. RESTRICTED AREA. The Restricted Area shall be deemed to mean within one hundred (100) miles of any of the Company's Business locations.

        10. BUSINESS ACTIVITIES. "Business Activities" shall be deemed to include any activities which are included in the Company's Business now or during the effective period of this Agreement.

        11. COVENANTS AS ESSENTIAL ELEMENTS OF THIS AGREEMENT. It is understood by and between the parties hereto that the foregoing covenants by Employee contained in Section 5 and 6 of this Agreement shall be construed to be agreements independent of any other element of the Employee's employment with the Company. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of the covenants in this Agreement against the Employee.

        12.      REMEDIES.

                  A. The Employee acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Sections 5 or 6 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Employee of any of the provisions of Sections 5 or 6, the Employee agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, the Company, without posting any bond, shall be entitled to obtain, and the Employee agrees not to oppose the Company's request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

                  B. The Employee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Confidential Information would not be an adequate remedy upon breach or threatened breach of Section 6 and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

                  C. In the event that the Employee shall be in violation of the aforementioned restrictive covenants, then the time limitation during which breach or breaches should occur, and in the event the Company should be required to seek relief from such breach in any court or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including appeal.

         13. ATTORNEYS' FEES. The Employee agrees that in the event that the Company is required to engage an attorney to enforce the terms of the covenants in Sections 5 or 6 of this Agreement, the Employee shall pay all costs and expenses of that attorney or firm, whether or not a complaint or suit is filed with any court of competent jurisdiction.

         14. EFFECT ON PRIOR AGREEMENTS. This Agreement supersedes any and all prior or written agreement in their entirety between the Company and the Employee, which shall be void and of no further force and effect after the date of this Agreement.

         15.      TERMINATION.

                  A. TERMINATION WITHOUT CAUSE. The Company and the Employee may terminate this Agreement without cause upon giving two (2) months' prior written notice. During such two (2) month period, the Employee shall continue to perform the Employee's duties pursuant to this Agreement, and the Company shall continue to compensate the Employee in accordance with this Agreement.

                  B. MUTUAL AGREEMENT. The Company and the Employee may terminate this Agreement by mutual agreement of the parties hereto at any time.

                  C. IMMEDIATE TERMINATION. This Agreement may be terminated immediately by the Company upon the occurrence of any of the following events:

                           i. Any assignment of this Agreement by the Employee in violation of Paragraph 20; or

                           ii.      The death of the Employee;

                           iii. The Employee has a guardian of the person or estate appointed by a court of competent jurisdiction;

                           iv. The Employee is disabled so as to be unable to perform duties required under this Agreement for a period of thirty
         (30) consecutive days or forty-five (45) days in any sixty (60) day period; or

                           v. The willful engagement in misconduct that is materially injurious to the Company, monetarily or otherwise; or

                           vi. An act or acts (a) constituting a felony under the laws of the United States or any state thereof or (b) causing the Employee to lose any of the Employee's professional licenses necessary to the performance of the Employee's duties pursuant to this Agreement.

                  D. TERMINATION AFTER FAILURE TO CURE BREACH. If the Employee commits a material breach of any provisions of this Agreement, the Company may terminate the Agreement at any time, if after providing written notice to the Employee of the alleged breach or failure, the breach or failure remains uncured for a period of ten (10) days after receipt of such notice.

         Nothing herein shall prevent the Company from terminating Employment for "Cause," as hereinafter defined. The Employee shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 15(D). Any rights and benefits the Employee may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

         "Cause" shall mean (A) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) an act or acts (i) constituting a felony under the laws of the United States or any state thereof or (ii) if applicable, loss of any state or federal license required for the Employee to perform the Employee's material duties or responsibilities for the Company; or (E) any assignment of this Agreement by the Employee in violation of
Section 20 of this Agreement;

         Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a notice of termination stating that the Employee committed one of the types of conduct set forth in the definition of Cause contained in this Agreement and specifying the particulars thereof.

         16. NOTICES. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Employee to the Employee's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the introductory paragraph, or such other place as it may designate.

         17. WAIVER. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         18. COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

         20. BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Employee but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

         21. GOVERNING LAW. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Employee shall conduct the Employee's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Employee is located.

         22. HEADINGS. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         23. SURVIVAL. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         24. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of Section 5 or 6 hereof is unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         25. ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

         26. VENUE. Company and Employee acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 17th Judicial Circuit (or its successor) in and for Broward County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         27. CONSTRUCTION. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESS:                                    THE COMPANY
/s/ KATHRYN DEBORD                          HSSI OF GEORGIA,INC.
-----------------------
                                            By: /s/ JAY GERSHBERG
                                               -------------------------
                                            Jay Gershberg, President


/s/ EDWARD WARREN                           THE EMPLOYEE
------------------------
                                            /s/ BILLIE BRADFORD
                                            ----------------------------
                                            BILLIE BRADFORD

                                 PROMISSORY NOTE

Dated as of: February 15, 1995                            Walker County, Georgia
$188,641.31

         FOR VALUE RECEIVED, TRI-THERAPY, INC., a Georgia corporation (the "Maker"), promises to pay to HSSI of Georgia, a Florida corporation (the "Holder"), in lawful money of the United States of America, in the manner and at the times provided hereunder, the principal sum of $188,641.31, as set forth on
Schedule 11.2 of the Asset Purchase Agreement between the Maker and the Holder, of even date herewith, at no interest, pursuant to and in accordance with the terms of this Note. Except as otherwise provided herein, all capitalized terms shall have the same meaning as set forth in the Asset Purchase Agreement between the Maker and the Holder of even date.

         The Principal Amount shall be payable pursuant to the terms set forth in the Asset Purchase Agreement.

         This Note may be prepaid without premium or penalty, at any time, in whole or in part. All payments on this Note shall be applied to the principal.

         All installments of principal are payable at such place as the Holder hereof may, from time to time, designate in writing, in lawful money of the United States of America. If any of said installments of principal shall not be paid within fifteen (15) days when due, then the entire unpaid principal sum shall become due and payable at once at the option of the Holder of this Note, and such event shall also be deemed an "Event of Default" under the Security Agreement securing this Note.

         Should it become necessary to collect the sum due under this Note through an attorney, the Maker hereby agrees to pay all costs of collection, including a reasonable attorney's fee. Said reasonable attorney's fee shall include fees for services rendered in all appellate proceedings. The Maker waives presentment for payment and protest for non-payment of this Note; agrees to an extension of the time of payment of this Note or any agreement given to secure this Note, without notice; and agrees that any such extensions will not release the Maker's liability hereon.

         This Note is to be construed according to the laws of the State of Georgia.

Dated:  February 15, 1995                   MAKER:

                                            TRI-THERAPY, INC., a Georgia
                                            corporation


                                            /s/ BILLIE BRADFORD
                                            ----------------------------
                                            Name: Billie Bradford
                                            Its:  President

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Security Agreement"), dated as of February 15, 1995, between HSSI of Georgia, Inc., a Florida corporation (the "HSSI/Secured Party"), whose principal place of business is 6245 N. Federal Highway, Suite 400, Fort Lauderdale, FL 33308 and Tri-Therapy, Inc., a Georgia corporation whose principal place of business is 787 Chickamauga Avenue, Rossville, GA 30741 (the "TTI/Debtor"). Unless otherwise set forth in this Agreement, all capitalized terms shall have the same meanings as set forth in the Assets Purchase Agreement (the "Purchase Agreement") of even date.

         WHEREAS, HSSI, as the Company, and TTI, as the Seller, entered into the Purchase Agreement whereby HSSI agreed to purchase the Assets of the Seller for the Purchase Price; and

         WHEREAS, the Purchase Agreement provides that the payment of the Staffing Obligations by TTI to Hospital Staffing Services, Inc., the parent company of HSSI, shall be secured by the Retained Assets, as set forth in the Purchase Agreement,

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in further consideration of other financial accommodations extended by the Secured Party to the Debtor or to other persons and guaranteed by the Debtor, the Debtor hereby grants a continuing security interest in, and assigns to the Secured Party, the Collateral to secure payment and performance of all of the Obligations of the Debtor to the Secured Party.

         Section 1. DEFINITIONS. Definitions in the Code apply to words and phrases in this Security Agreement and, if Code definitions conflict, definitions in Title 11 of the Code of the Georgia Statutes, shall apply. In addition to terms defined in the Code or elsewhere in this Security Agreement, the following terms have the meanings indicated below, which meanings shall be equally applicable to both the singular and the plural forms of such terms:

         "Code" means the Uniform Commercial Code as in effect from time to time in the State of Georgia, Title 11, Chapters 11-2 through 11-9, inclusive, of the Georgia Statutes.

         "Collateral" means the Retained Assets, including without limitation, all accounts receivable, automobiles, real property and all proceeds thereto, as set forth more fully in the Purchase Agreement and Schedules attached thereto.

         "Obligations" shall mean the outstanding Staffing Obligations as of the Closing Date, as set forth more fully on Schedule 11.2 of the Purchase Agreement, and executed on an even date herewith, and any and all renewals, modifications, amendments and replacements thereof.

         Section 2. COLLATERAL. The Debtor warrants and agrees that it is the owner of the Collateral free and clear of all liens and security interests except the security interest granted by this Security Agreement or encumbrances created by Secured Party (herein called "Permitted Encumbrances").

         Section 3. NO OTHER SECURITY INTERESTS. So long as any Obligation to the Secured Party is outstanding, the Debtor will not, without the prior written consent of the Secured Party, grant to any third party a security interest in any of the Collateral or permit any lien or encumbrance to attach to any part of the Collateral (except for taxes not yet due and payable) or suffer or permit any levy to be made on any part of the Collateral or permit any financing statement except that of Secured Party to be on file with respect thereto, except with respect to Permitted Encumbrances; provided, however, that this security interest may be subordinated to lender security interests under conventional lines of credit which Debtor may request in the ordinary course of business. Such lines of credit security interests shall also be deemed Permitted Encumbrances. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein, or offer to do so or permit anything to be done to impair the value of the Collateral or the security interest; provided, however, the Debtor may sell Inventory in the ordinary course of its business. The Secured Party shall have the right, by written notice to the Debtor, to terminate the Debtor's authority to sell, lease, otherwise transfer, manufacture, process or assemble, or furnish under contracts of service, any or all of the Inventory.

         Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING THE COLLATERAL. The Debtor represents, warrants and covenants that:

               4.1. The Collateral shall be kept at the address specified above. The Debtor will not permit any of the Collateral to be moved without the prior written consent of the Secured Party, other than Collateral that may be sold as permitted under Section 3 hereof.

               4.2. The Debtor will at all times keep the Collateral insured against loss, damage, theft, and such other risks as Secured Party may require in such amounts and companies and under such policies and in such form, and for such periods, as shall be satisfactory to Secured Party, and each such policy shall provide that loss thereunder and proceeds payable thereunder shall be payable to Secured Party as its interest may appear (and Secured Party may apply any proceeds of such insurance which may be received by Secured Party toward payment of the Obligations, whether or not due, in such order of application as Secured Party may determine) and each such policy shall provide for fifteen (15) days written minimum cancellation notice to Secured Party; and each such policy shall, if Secured Party so requests, be deposited with Secured Party; and Secured Party may act as attorney for Debtor in obtaining, adjusting, settling, and cancelling such insurance and endorsing any drafts.

               4.3. The Debtor will at all times keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part thereof.

               4.4. The Debtor warrants that no financing statement covering any Collateral or any proceeds thereof is on file in any public office, other than financing statements naming the Secured Party and financing statements filed with respect to Permitted Encumbrances. The Debtor authorizes the Secured Party to file financing statements with respect to the Collateral signed only by the Secured Party. The Debtor will join with the Secured Party in executing financing statements, notices, affidavits or similar instruments in forms satisfactory to the Secured Party and such other documents as the Secured Party may from time to time request, and will pay the cost of filing the same in any public office deemed advisable by the Secured Party. The Debtor will do such other acts and things, all as the Secured Party may request, to maintain a valid, first perfected security interest in the Collateral (free of all other liens and claims whatsoever other than Permitted Encumbrances) to secure the payment of the Obligations secured hereby. The Secured Party is hereby appointed the Debtor's attorney-in-fact to do all acts and things that the Secured Party may deem necessary to perfect and to continue the perfection of the security interest created hereby and to protect the Collateral.

               4.5. The Debtor will not use the Collateral or permit the same to be used in violation of any statute or ordinance. The Secured Party may examine and inspect the Collateral at any time, wherever located. The Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Security Agreement or other writing evidencing the Obligations, or any of the them.

         Section 5. DEFAULTS AND REMEDIES. If any one of the following "Events of Default" shall occur and shall not have been remedied within sixty
(60) days after notification of Default:

         (a)      Any "Event of Default" under the Obligations; or

         (b) Any representation or warranty made by the Debtor herein or in any certificate or report furnished by the Debtor hereunder shall prove to have been incorrect in any material respect; or

                  (c) The Debtor shall default in the performance of any agreement, covenant or obligation contained herein, if the default continues for a period of fifteen (15) business days after notice of default to the Debtor by the Secured Party, then the Secured Party may, in addition to any other rights and remedies that it may have, immediately and without demand, exercise any and all of the rights and remedies granted to a secured party upon default under the Code; and upon request or demand of the Secured Party, the Debtor shall at its expense assemble all or any part of the Collateral and make it available to the Secured Party at a convenient place designated by the Secured Party. The Secured Party and its agents are authorized to enter into or onto any premises where the Collateral may be located for the purpose of taking possession of such Collateral. Any notice of sale, disposition or other intended action by the Secured Party, sent to the Debtor at the address specified at the beginning of this Security Agreement or at such other address of the Debtor as may from time to time be shown on the Secured Party's records, at least ten (10) days prior to such action, shall constitute reasonable notice to the Debtor. Any proceeds of any disposition of any of the Collateral may be applied by the Secured Party toward payment of such of the Obligations and in such order of application as the Secured Party may from time to time elect. This Agreement shall not restrict whatever rights Secured Party has upon default of the Obligation under the

Purchase Agreement and Sales, Consulting and Non-Compete Agreement signed by the parties on the date hereof.

         Section 6.        MISCELLANEOUS.

               6.1. No waiver by the Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Time is of the essence of this Security Agreement. The provisions of this Security Agreement are cumulative and in addition to the provisions of any liability of the Debtor under any note, any guaranty or any other writing, and the Secured Party shall have all the benefits, rights and remedies of a secured party under this Security Agreement and any other document.

               6.2. All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all Obligations of the Debtor shall bind the successors and assigns of the Debtor.

               6.3. This Security Agreement has been delivered in the State of Georgia and shall be construed in accordance with the laws of Georgia.

               6.4. At its option, the Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral. The Debtor agrees to reimburse the Secured Party on demand for any payment made, or any expense incurred, by the Secured Party, pursuant to the foregoing authorization. Except as otherwise expressly provided in this Security Agreement, until default the Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement and not inconsistent with any policy of insurance thereon.

               6.5. In the event that any one or more of the provisions contained in this Security Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Security Agreement, but this Security Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

               6.6. The Secured Party's rights under the Obligations are cumulative. Without limiting the generality of the foregoing, the Secured Party may enforce its rights hereunder in all or part of the Collateral or in any other security in the order selected by Secured Party.

         IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be executed as of the date hereinabove first written, but in fact this Security Agreement was executed on February 15, 1995.

                                               DEBTOR/TTI

                                               TRI-THERAPY, INC., a Georgia
                                               corporation

                                               By: /s/ BILLIE BRADFORD
                                                  ------------------------------
                                               Name: Billie Bradford
                                               Its: President

                                               SECURED PARTY/HSSI

                                               HSSI OF GEORGIA, INC., a Florida
                                               corporation

                                               By: /s/ JAY GERSHBERG
                                                  ------------------------------
                                               Name: Jay Gershberg
                                               Its: President

STATE OF ___________ )
                     )SS:
COUNTY OF __________ )

         The foregoing instrument was acknowledged before me this ____ day of February __, 1995 by ____________________, the ____________________ of
TRI-THERAPY, INC., who is personally known to me or who has produced ___________________ as identification and who did under penalty of perjury take an oath and attest as to the foregoing.

                                 Notary Public:

                                 sign_________________________________
                                 print________________________________
                                      State of __________  at Large (Seal)
                                      My Commission Expires:

STATE OF ___________ )
                     )SS:
COUNTY OF __________ )

         The foregoing instrument was acknowledged before me this ____ day of February __, 1995 by ____________________, the ____________________ of HSSI OF
GEORGIA, INC., who is personally known to me or who has produced
___________________ as identification and who did under penalty of perjury take an oath and attest as to the foregoing.

                                 Notary Public:

                                 sign_________________________________
                                 print________________________________
                                      State of __________ at Large (Seal)
                                      My Commission Expires:

                                 PROMISSORY NOTE



Dated as of: February 15, 1995                            Walker County, Georgia
$420,650.00

         FOR VALUE RECEIVED, HSSI of Georgia, Inc., a Florida corporation (the "Maker"), promises to pay to TRI-THERAPY, INC., a Georgia corporation (the "Holder"), in lawful money of the United States of America, in the manner and at the times provided hereinunder, the principal sum of up to Four Hundred Twenty Thousand, Six Hundred Fifty Dollars ($420,650) (the Principal Amount"), at no interest, pursuant to and in accordance with the terms of this Note. Except as otherwise provided herein, all capitalized terms shall have the same meaning as set forth in the Assets Purchase Agreement between the Maker and the Holder of even date.

         The Principal Amount shall be payable in five equal annual payments of Eighty-Four Thousand, One Hundred Thirty Dollars ($84,130), commencing on the first anniversary of the Closing Date, and continuing for a period of four (4) years thereafter until the Principal Amount has been paid.

         This Note may be prepaid without premium or penalty, at any time, in whole or in part. All payments on this Note shall be applied to the principal.

         All installments of principal are payable at such place as the Holder hereof may, from time to time, designate in writing, in lawful money of the United States of America. If any of said installments of principal shall not be paid within fifteen (15) days when due, then the entire unpaid principal sum shall become due and payable at once at the option of the Holder of this Note, and such event shall also be deemed an "Event of Default" under the Security Agreement securing this Note.

         Should it become necessary to collect the sum due under this Note through an attorney, the Maker hereby agrees to pay all costs of collection, including a reasonable attorney's fee. Said reasonable attorney's fee shall include fees for services rendered in all appellate proceedings. The Maker waives presentment for payment and protest for non-payment of this Note; agrees to an extension of the time of payment of this Note or any agreement given to secure this Note, without notice; and agrees that any such extensions will not release the Maker's liability hereon.

This Note is to be construed according to the laws of the State of Georgia.

Dated: February 15, 1995                     MAKER:

                                             HSSI of Georgia, Inc., a Florida
                                             corporation

                                             /s/ JAY GERSHBERG
                                             -----------------------------------
                                             Name: Jay Gershberg
                                             Its: President

                             COMPLIANCE CERTIFICATE
                                       OF
                                TRI-THERAPY, INC.

                                           The undersigned, as President of TRI-
THERAPY, INC. (the "Seller") hereby certifies as follows:


         1. REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of the Seller contained in Section 5 of this Agreement shall be true as of the Closing Date. The Seller shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         2. NO OBSTRUCTIVE PROCEEDINGS. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against the Seller which seeks to or would render it unlawful as of the Closing to effect the asset sale in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Furthermore, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         3. CERTIFICATES, DOCUMENTS, FINANCIAL STATEMENTS AND DUE DILIGENCE INSPECTION SATISFACTORY. All certificates, financial statements and documents delivered by the Seller to the Company pursuant to this Agreement shall be satisfactory in form and substance to the Company and its counsel acting reasonably and in good faith. The Company shall be satisfied, as determined in its sole discretion, that its due diligence inspection of the Seller has revealed no reason why the Company should not consummate the transactions contemplated by this Agreement.

         4. PERFORMANCE OF THE SELLER. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         5. GOVERNMENTAL PERMITS AND APPROVALS. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

         6. THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts or other agreements with the Seller which may be required in connection with the performance by the Seller of its obligations under such contracts or other agreements after the Closing shall have been obtained.

         7. SATISFACTORY DUE DILIGENCE REVIEW. The Company shall have satisfied itself in its sole discretion, after receipt and consideration of the Seller's complete history of the accounts receivable, including the accounts receivable trial balance, bad debt experience, analysis of days' sales outstanding and any and all other documents as the Company, its representatives or lenders may reasonably request, which documents shall be prepared and provided at Seller's expense the Schedules and after the Company and its representatives, including without limitation, the Company has completed the review of the Business of the Seller contemplated by this Agreement, that none of the information revealed thereby has resulted in, or in the opinion of the Company may result in, an adverse change in the assets, properties, business, operations or condition (financial or otherwise) of the Seller.

         8. TAX RETURNS. Prior to Closing, the Seller shall have provided to the Company copies of all federal and state tax returns for the preceding two (2) fiscal years.

         9. LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of the Company, a materially-adverse effect on the assets, properties, business, operations or conditions (financial or otherwise) of the Seller.

         10. ACCOUNTS PAYABLE. All outstanding accounts payable obligations of the Seller shall have been satisfied prior to Closing.

         11. STAFFING LEASE OBLIGATIONS. Except as permitted by Section 11, as of the date of Closing, all obligations due and owing to the Company by Seller, including without limitation with regard to the Staffing Agreement, shall be satisfied.

         12. OTHER OBLIGATIONS. All other Obligations of the Seller, including without limitation, payroll and related taxes and all payments including sick days and accrued vacation to any employees of the Seller, including all obligations due to independent contractors, shall be satisfied on or prior to Closing.

         13. NO RESTRAINING ORDER. There shall not have been any action or proceeding instituted or threatened before any court or governmental agency to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the opinion of the Company would make it inadvisable to consummate such transaction.

         14. DISSENTERS' RIGHTS. None of the Seller's stockholders shall have exercised his or her dissenters' rights pursuant to applicable state law.

Dated this 15th day of February, 1995.

                                        TRI-THERAPY, INC., a Georgia corporation

                                        By: /s/ BILLIE BRADFORD
                                           -------------------------
                                        Name: Billie Bradford
                                        Its: President

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Security Agreement"), dated as of February 15, 1995, between HSSI of Georgia, Inc., a Florida corporation (the "HSSI/Debtor"), whose principal place of business is 6245 N. Federal Highway, Suite 400, Fort Lauderdale, FL 33308 and Tri-Therapy, Inc., a Georgia corporation, whose principal place of business is 787 Chickamauga Avenue, Rossville, GA 30741 (the "TTI/Secured Party"). Unless otherwise set forth in this Agreement, all capitalized terms shall have the same meanings as set forth in the Assets Purchase Agreement (the "Purchase Agreement") of even date.

         WHEREAS, HSSI, as the Company, and TTI, as the Seller, entered into the Purchase Agreement whereby HSSI agreed to purchase the Assets of the Seller for the Purchase Price; and

         WHEREAS, the Purchase Agreement provides that the payment of the Purchase Price by HSSI to TTI shall be secured by the Assets, as set forth in the
Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in further consideration of other financial accommodations extended by the Secured Party to the Debtor or to other persons and guaranteed by the Debtor, the Debtor hereby grants a continuing security interest in, and assigns to the Secured Party, the Collateral to secure payment and performance of all of the Obligations of the Debtor to the Secured Party.

         Section 1. DEFINITIONS. Definitions in the Code apply to words and phrases in this Security Agreement and, if Code definitions conflict, definitions in Title 11 of the Code of the Georgia Statutes, shall apply. In addition to terms defined in the Code or elsewhere in this Security Agreement, the following terms have the meanings indicated below, which meanings shall be equally applicable to both the singular and the plural forms of such terms:

         "Code" means the Uniform Commercial Code as in effect from time to time in the State of Georgia, Title 11, Chapters 11-2 through 11-9, inclusive, of the Georgia
Statutes.

         "Collateral" means the Assets, as set forth in the Purchase Agreement and the Schedules attached thereto.

         "Obligations" shall mean the Promissory Note of the Debtor in the principal amount of Four Hundred Twenty Thousand, Six Hundred Forty Dollars ($420,650), executed on an even date herewith, and any and all renewals, modifications, amendments and replacements thereof.

         Section 2. COLLATERAL. The Debtor warrants and agrees that it is the owner of the Collateral free and clear of all liens and security interests except the security interest granted by this Security Agreement or encumbrances created by Secured Party (herein called "Permitted Encumbrances").

         Section 3. NO OTHER SECURITY INTERESTS. So long as any Obligation to the Secured Party is outstanding, the Debtor will not, without the prior written consent of the Secured Party, grant to any third party a security interest in any of the Collateral or permit any lien or encumbrance to attach to any part of the Collateral (except for taxes not yet due and payable) or suffer or permit any levy to be made on any part of the Collateral or permit any financing statement except that of Secured Party to be on file with respect thereto, except with respect to Permitted Encumbrances; provided, however, that this security interest may be subordinated to lender security interests under conventional lines of credit which Debtor may request in the ordinary course of business. Such lines of credit security interests shall also be deemed Permitted Encumbrances. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein, or offer to do so or permit anything to be done to impair the value of the Collateral or the security interest; provided, however, the Debtor may sell Inventory in the ordinary course of its business. The Secured Party shall have the right, by written notice to the Debtor, to terminate the Debtor's authority to sell, lease, otherwise transfer, manufacture, process or assemble, or furnish under contracts of service, any or all of the Inventory.

         Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING THE COLLATERAL. The Debtor represents, warrants and covenants that:

               4.1. The Collateral shall be kept at the address specified above. The Debtor will not permit any of the Collateral to be moved without the prior written consent of the Secured Party, other than Collateral that may be sold as permitted under Section 3 hereof.

               4.2. The Debtor will at all times keep the Collateral insured against loss, damage, theft, and such other risks as Secured Party may require in such amounts and companies and under such policies and in such form, and for such periods, as shall be satisfactory to Secured Party, and each such policy shall provide that loss thereunder and proceeds payable thereunder shall be payable to Secured Party as its interest may appear (and Secured Party may apply any proceeds of such insurance which may be received by Secured Party toward payment of the Obligations, whether or not due, in such order of application as Secured Party may determine) and each such policy shall provide for fifteen (15) days' written minimum cancellation notice to Secured Party; and each such policy shall, if Secured Party so requests, be deposited with Secured Party; and Secured Party may act as attorney for Debtor in obtaining, adjusting, settling, and cancelling such insurance and endorsing any drafts.

               4.3. The Debtor will at all times keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part thereof.

               4.4. The Debtor warrants that no financing statement covering any Collateral or any proceeds thereof is on file in any public office, other than financing statements naming the Secured Party and financing statements filed with respect to Permitted Encumbrances. The Debtor authorizes the Secured Party to file financing statements with respect to the Collateral signed only by the Secured Party. The Debtor will join with the Secured Party in executing financing statements, notices, affidavits or similar instruments in forms satisfactory to the Secured Party and such other documents as the Secured Party may from time to time request, and will pay the cost of filing the same in any public office deemed advisable by the Secured Party. The Debtor will do such other acts and things, all as the Secured Party may request, to maintain a valid, first perfected security interest in the Collateral (free of all other liens and claims whatsoever other than Permitted Encumbrances) to secure the payment of the Obligations secured hereby. The Secured Party is hereby appointed the Debtor's attorney-in-fact to do all acts and things that the Secured Party may deem necessary to perfect and to continue the perfection of the security interest created hereby and to protect the Collateral.

               4.5. The Debtor will not use the Collateral or permit the same to be used in violation of any statute or ordinance. The Secured Party may examine and inspect the Collateral at any time, wherever located. The Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Security Agreement or other writing evidencing the Obligations, or any of them.

         Section 5. DEFAULTS AND REMEDIES. If any one of the following "Events of Default" shall occur and shall not have been remedied within sixty
(60) days after notification of Default:

                  (a)      Any "Event of Default" under the Obligations; or

                  (b) Any representation or warranty made by the Debtor herein or in any certificate or report furnished by the Debtor hereunder shall prove to have been incorrect in any material respect; or

                  (c) The Debtor shall default in the performance of any agreement, covenant or obligation contained herein, if the default continues for a period of fifteen (15) business days after notice of default to the Debtor by the Secured Party, then the Secured Party may, in addition to any other rights and remedies that it may have, immediately and without demand exercise any and all of the rights and remedies granted to a secured party upon default under the Code; and upon request or demand of the Secured Party, the Debtor shall at its expense assemble all or any part of the Collateral and make it available to the Secured Party at a convenient place designated by the Secured Party. The Secured Party and its agents are authorized to enter into or onto any premises where the Collateral may be located for the purpose of taking possession of such Collateral. Any notice of sale, disposition or other intended action by the Secured Party, sent to the Debtor at the address specified at the beginning of this Security Agreement or at such other address of the Debtor as may from time to time be shown on the Secured Party's records, at least ten (10) days prior to such action, shall constitute reasonable notice to the Debtor. Any proceeds of any disposition of any of the Collateral may be applied by the Secured Party toward payment of such of the Obligations and in such order of application as the Secured Party may from time to time elect. This Agreement shall not restrict whatever rights Secured Party has upon default of the Obligation under the Purchase Agreement and Sales, Consulting and Non-Compete Agreement signed by the parties on the date hereof.

         Section 6.        MISCELLANEOUS.

               6.1. No waiver by the Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Time is of the essence of this Security Agreement. The provisions of this Security Agreement are cumulative and in addition to the provisions of any liability of the Debtor under any note, any guaranty or any other writing, and the Secured Party shall have all the benefits, rights and remedies of a secured party under this Security Agreement and any other document.

               6.2. All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all Obligations of the Debtor shall bind the successors and assigns of the Debtor.

               6.3. This Security Agreement has been delivered in the State of Georgia and shall be construed in accordance with the laws of Georgia.

               6.4. At its option, the Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral. The Debtor agrees to reimburse the Secured Party on demand for any payment made, or any expense incurred, by the Secured Party, pursuant to the foregoing authorization. Except as otherwise expressly provided in this Security Agreement, until default the Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement and not inconsistent with any policy of insurance thereon.

               6.5. In the event that any one or more of the provisions contained in this Security Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Security Agreement, but this Security Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

               6.6. The Secured Party's rights under the Obligations are cumulative. Without limiting the generality of the foregoing, the Secured Party may enforce its rights hereunder in all or part of the Collateral or in any other security in the order selected by Secured Party.

         IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be executed as of the date hereinabove first written, but in fact this Security Agreement was executed on February 15, 1995.

                                    HSSI of Georgia, Inc., a Florida corporation

                                    By: /s/ JAY GERSHBERG
                                       ---------------------------
                                    Name: Jay Gershberg
                                    Its: President

                                    TRI-THERAPY, INC., a Georgia corporation

                                    By: /s/ BILLIE BRADFORD
                                        --------------------------
                                    Name:  Billie Bradford
                                    Its:  President

STATE OF __________  )
                     ) SS:
COUNTY OF __________ )

         The foregoing instrument was acknowledged before me this ____ day of February, 1995, by ____________________, the ____________________ of HSSI of
Georgia, Inc., who is personally known to me or who has produced
__________________________________ as identification and who did under penalty of perjury take an oath and attest as to the foregoing.

                                    Notary Public:

                                    sign_________________________________
                                    print________________________________
                                         State of __________ at Large (Seal)
                                         My Commission Expires:

STATE OF __________  )
                     ) SS:
COUNTY OF __________ )

         The foregoing instrument was acknowledged before me this ____ day of February, 1995, by ____________________, the ____________________ of
TRI-THERAPY, INC., who is personally known to me or who has produced __________________________________ as identification and who did under penalty of perjury take an oath and attest as to the foregoing.

                                    Notary Public:

                                    sign_________________________________
                                    print________________________________
                                         State of __________ at Large (Seal)
                                         My Commission Expires: